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                                                                    Exhibit 23.4

                    [LETTERHEAD OF ROSEN CONSULTING GROUP]


                       CONSENT OF ROSEN CONSULTING GROUP


To Prime Group Realty Trust:

     In connection with Prime Group Realty Trust's registration of 2,579,994 common shares of beneficial interest on behalf of certain shareholders, we hereby consent (i) to the use of our report, "Economic, Office and Industrial Market Trends in Chicago, Nashville, Knoxville, Milwaukee and Columbus", dated May 26, 1998, in the Company's Registration Statement on Form S-11, as initially filed with the Securities and Exchange Commission (the "SEC") on May 6, 1998, as amended by Amendment No. 1 thereto filed with the SEC on June 9, 1998 (as so amended, the "Registration Statement"), (ii) to all references to our firm included in or made a part of the Registration Statement and (iii) to the reference to our firm as experts in the Section under the caption "Experts" in the Registration Statement.

                                         Sincerely,


                                         /s/ Kenneth T. Rosen
                                         ---------------------------------
                                         By: Kenneth T. Rosen
                                         Its: President

Berkeley, California
June 9, 1998